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                                    GUARANTY

     This GUARANTY ("Guaranty") is made as of the 6th day of June, 2000, by WATSON PHARMACEUTICALS, INC., a Nevada corporation (the "Guarantor"), in favor of SOCIETE GENERALE (the "Lender"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement referred to below.

                                   WITNESSETH

     WHEREAS, Schein Pharmaceuticals, Inc. (the "Borrower"), the Lender, the other lenders party thereto (together with the "Lender" collectively, the "Senior Lenders") and The Chase Manhattan Bank, as administrative agent, collateral agent and issuing bank ("Agent"), have entered into that certain Amended and Restated Credit Agreement, dated as of November 6, 1998, as amended by the First Amendment dated as of March 15, 2000 and the Second Amendment dated as of March 25, 2000 (collectively, as the same may be further amended, restated, modified or supplemented from time to time, the "Original Credit Agreement", terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Credit Agreement);

     WHEREAS, the Lender has agreed to make certain advances of money and to extend certain financial accommodation to the Borrower in the aggregate principal amount of Forty Million Dollars ($40,000,000) (the "Class 2 Term Loans") as set forth in that certain Third Amendment and Waiver dated as of even date herewith among the Required Lenders, the Agent and the Borrower (the "Amendment" and together with the Original Credit Agreement, as the same may be amended, restated, modified or supplemented from time to time, collectively, the "Credit Agreement");

     WHEREAS, the Guarantor intends to acquire the Borrower and will derive substantial direct and indirect benefits from the Class 2 Terms Loans made by the Lender to the Borrower pursuant to the Amendment;

     WHEREAS, the Lender has required as a condition, among others, to entering into the Amendment and making the Class 2 Term Loans, that the Guarantor guarantee the obligations of the Borrower to repay the Lender all amounts owing to the Lender under the Credit Agreement relating to the Class 2 Term Loans (the "Class 2 Term Obligations"); and

     WHEREAS, the Guarantor is willing to guarantee the full payment or performance when due of the Class 2 Term Obligations.

     NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Guaranty. (i) The Guarantor unconditionally guarantees for the benefit of the Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all the Class 2 Term Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

     (ii) At any time after the occurrence and during the continuance of an Event of Default, the Guarantor shall pay to the Lender, promptly on demand and in immediately available funds, the full amount of the Class 2 Term Obligations. The Guarantor further agrees to pay and reimburse the Lender for, on demand and in immediately available funds, (a) all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees, costs and expenses) paid or incurred by the Lender in: (1) endeavoring to collect all or any part of the Class 2 Term Obligations owing to such Person from, or in prosecuting any action against, the Borrower relating to the Credit Agreement, this Guaranty or the transactions contemplated thereby relating to the Class 2 Term; (2) taking any action with respect to any security or collateral securing such Class 2 Term Obligations or the Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Lender's rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses") and (b) interest on (1) such Class 2 Term Obligations which do not constitute interest, (2) to the extent permitted by applicable law, such Class 2 Term Obligations which constitute interest, and (3) the Expenses, from the date of demand under this Guaranty until paid in full in cash at the per annum rate of interest described in the Credit Agreement. The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

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     2.  Class 2 Term Obligations Unconditional.  The Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

          (i) the validity, or enforceability, avoidance or subordination of any of the Class 2 Term Obligations or any of the Loan Documents evidencing the Class 2 Term Obligations;

          (ii) the absence of any attempt by, or on behalf of, the Lender to collect, or to take any other action to enforce, all or any part of the Class 2 Term Obligations whether from or against the Borrower or any other Person;

          (iii) the existence of a Default or an Event of Default under the Credit Agreement or the election of any remedy available under the Loan Documents or applicable Requirements of Law by, or on behalf of, the Lender with respect to all or any part of the Class 2 Term Obligations;

          (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Lender with respect to any provision of any of the Loan Documents evidencing the Class 2 Term;

          (v) the failure of the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Class 2 Term Obligations;

          (vi) the election by, or on behalf of, the Lender in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of
     Section 1111(b)(2) of the Bankruptcy Code;

          (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against the Borrower held by the Lender for repayment of all or any part of the Class 2 Term Obligations or any Expenses; or

          (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower or guarantor of the Class 2 Term Obligations.

     3. Enforcement; Application of Payments. Upon the occurrence and during the continuance of an Event of Default, the Lender may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Class 2 Term Obligations owing to the Lender, without first proceeding against the Borrower or any other Person, or against any security or collateral for the Class 2 Term Obligations. The Lender shall have the exclusive right to determine the application of payments from the Guarantor, the Borrower or any other Person, on account of the Class 2 Term Obligations or any other liability of the Guarantor to the Lender.

     4. Waivers. (i) The Guarantor hereby waives diligence, presentment, demand of payment, protest or notice with respect to the Class 2 Term Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation applicable to an action to enforce this Guaranty, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged. The Guarantor further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Class 2 Term Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Class 2 Term Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of security or collateral given to the Lender to secure payment of all or any part of the Class 2 Term Obligations.

     (ii) The Lender is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Class 2 Term Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Class 2 Term Obligations; (c) to take and hold security or collateral for the payment of all or any part of

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the Class 2 Term Obligations, this Guaranty, or any other guaranties of all or any part of the Class 2 Term Obligations or other liabilities of the Borrower,
(d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or

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collect or otherwise liquidate all or any part of the Obligations, this
Guaranty, any other guaranty of all or any part of the Class 2 Term Obligations, and any security or collateral for the Class 2 Term Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

     5. Representations. The Guarantor hereby represents and warrants to Lender and agrees as follows:

          (a) Corporate Existence. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (b) Authorization. All necessary corporate action required for the execution and delivery of this Guaranty and the performance by the Guarantor of its obligations under this Guaranty has been obtained and is in full force and effect. No authorization, approval, or other action by, notice to or filing with, any Person which has not already been taken or made is required for the execution and delivery of this Guaranty and the performance of all of Guarantor's obligations hereunder.

          (c) No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty, (i) do not and will not conflict with, result in a breach of, or constitute (with or without notice, by lapse of time or both) default under, (A) any requirement of law, regulation, order, or decree of any court or governmental instrumentality or (B) any provision of any security issued by the Guarantor, any indenture, mortgage, deed of trust, contract, undertaking, document, agreement, instrument or understanding to which the Guarantor is a party, or by which it or any of its properties is bound, or to which it or any of its properties is subject, or (iii) result in, or require the creation or imposition of, any Lien whatsoever upon any of the properties or assets of Guarantor.

          (d) Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by
     (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (e) Litigation. There is no pending or overtly threatened action, suit or proceeding against or affecting the Guarantor in any court, or before any arbitrator of any kind, or before or by any governmental body, which action, suit or proceeding pertains to the transactions contemplated by this Guaranty.

     6.  Intentionally Deleted.

     7.  Intentionally Deleted.

     8. Setoff. Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Class 2 Term Obligations owing to such Persons (i) any Indebtedness due or to become due from the Lender to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Lender or its affiliates.

     9. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all other endorsers and/or other guarantors of all or any part of the Class 2 Term Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Class 2 Term Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the Lender shall have no duty to advise the Guarantor of information known to it regarding such condition or any circumstances. In the event the Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

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     10.  Reinstatement.  The Guarantor further agrees that, to the extent that the Borrower or any other guarantor of all or any part of the Class 2 Term Obligations makes a payment or payments to the Lender, or the Lender receives any proceeds of Collateral, which payment, payments or proceeds, or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other

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guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Class 2 Term Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     11. Subrogation. Until the Class 2 Term Obligations have been paid in full, the Guarantor hereby agrees that it (i) shall have no right of subrogation with respect to such Class 2 Term Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution.

     12. Subordination. The Guarantor agrees that any and all claims of the Guarantor against the Borrower, any endorser or other guarantor of all or any part of the Class 2 Term Obligations, or against any of the Borrower's properties, shall be subordinated to all of the Class 2 Term Obligations until the Class 2 Term Obligations have been paid, performed or otherwise satisfied in full. Notwithstanding any right of the Guarantor to ask for, demand, sue for, take or receive any payment from the Borrower, all rights and Liens of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower (whether constituting part of the Collateral or otherwise) shall be and hereby are subordinated to the rights of the Lender in those assets until the Class 2 Term Obligations are paid, performed or otherwise satisfied in full. The Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Class 2 Term Obligations shall have been fully paid, performed or otherwise satisfied. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of the Borrower to the Guarantor ("Borrower Indebtedness") shall be paid or delivered directly to the Lender for application on the Class 2 Term Obligations, due or to become due, until such Class 2 Term Obligations shall have first been fully paid and performed or otherwise satisfied. The Guarantor irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Lender's own name or in the name of the Guarantor or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Guaranty. After the occurrence and during the continuance of an Event of Default, the Lender may vote, with respect to the Class 2 Term Obligations owed to it, such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Class 2 Term Obligations. After the occurrence and during the continuance of an Event of Default, should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness prior to the satisfaction of all of the Class 2 Term Obligations and the termination of all financing arrangements between the Borrower and the Lender, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (accompanied by the endorsement or assignment of the Guarantor where necessary), for application to the Class 2 Term Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lender. After the occurrence and during the continuance of an Event of Default, if the Guarantor fails to make any such endorsement or assignment to the Lender, the Lender and its officers or employees are hereby irrevocably authorized to make the same. The Guarantor agrees that until the Class 2 Term Obligations have been paid in full in cash and the Credit Agreement has been terminated, the Guarantor will not assign or transfer to any Person (other than to the Lender) any claim the Guarantor has or may have against any of the Borrower.

     13. Enforcement; Amendments; Waivers. No delay on the part of the Lender in the exercise of any right or remedy arising under this Guaranty, the Loan Agreement, any of the other Loan Documents or

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otherwise with respect to all or any part of the Class 2 Term Obligations, the
Collateral or any other guaranty of or security for all or any part of the Class 2 Term Obligations shall operate as a waiver thereof, and no single or partial exercise by the Lender of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lender, except as expressly set forth in a writing duly signed and delivered by the Lender. Failure by the Lender at any time or times hereafter to require strict performance by the Borrower, any other

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guarantor of all or any part of the Class 2 Term Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Lender shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Lender, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the Lender. No waiver of any Event of Default by the Lender shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Lender permitted hereunder shall in any way affect or impair the Lender's rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to the Lender shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

     14. Effectiveness; Termination. This Guaranty shall become effective against the Guarantor upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Class 2 Term Obligations shall have been fully paid and discharged. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is received by the Lender. Such notice shall not affect the right and power of the Lender to enforce rights arising prior to receipt thereof by the Lender. If the Lender grants loans or takes other action after the Guarantor terminates or revokes its obligations under this Guaranty but before the Lender receives such written notice, the rights of the Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

     15. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and permitted assigns; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and permitted assigns. The successors and permitted assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

     16. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     17.  CERTAIN CONSENTS AND WAIVERS.

     (A) PERSONAL JURISDICTION. (I) EACH OF THE LENDER AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LENDER AND THE GUARANTOR AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

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     (II) THE GUARANTOR AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED
AGAINST SUCH PERSON OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGA-

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TIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE
LENDER. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

     (B) SERVICE OF PROCESS. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 20, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANOTHER JURISDICTION.

     (C) WAIVER OF JURY TRIAL. EACH OF THE LENDER AND THE GUARANTOR WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER OR THE GUARANTOR ARISING OUT OF OR RELATED TO THIS GUARANTY. ANY SUCH PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     18. Waiver of Bond. The Guarantor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Class 2 Term Obligations, to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction or this Guaranty.

     19. Advice of Counsel. The Guarantor represents and warrants to the Lender that it has discussed this Guaranty and, specifically, the provisions of Sections 16 through 18 hereof, with the Guarantor's lawyers.

     20. Notices. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given and delivered as provided in the Credit Agreement.

     21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     22.  Intentionally Deleted.

     23. Merger. This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, subsequent oral agreements, between the Guarantor and the Lender.

     24. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first set forth above.

                                          WATSON PHARMACEUTICALS, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

Acknowledged and agreed to
as of the   day of        , 2000

SOCIETE GENERALE

By:
----------------------------------------------------
    Name:
    Title:

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